Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Q Therapeutics, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-184141) pertaining to the Amended and Restated Q Therapeutics 2011 Equity Incentive Compensation Plan and the Amended and Restated Q Therapeutics 2002 Stock Incentive Plan”, of our report dated March 31, 2015, with respect to the consolidated financial statements of Q Therapeutics, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Tanner LLC

March 31, 2015

Salt Lake City, Utah